Exhibit 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following registration statements of Anadarko Petroleum Corporation of our report dated June 22, 2001, relating to the statements of net assets available for benefits including the related schedule of the Anadarko Employee Savings Plan and the Union Pacific Resources Group Inc. Employees' Thrift Plan as of December 31, 2000 and the related statements of changes in net assets available for benefits for the year ended December 31, 2000 which reports appear in the December 31, 2000 Annual Report on Form 11-K of the Anadarko Employee Savings Plan and the Annual Report on From 11-K of the Union Pacific Resources Group Inc. Employees' Thrift Plan filed under Form 10-K/A.
(a)	Forms S-8 and S-3, Anadarko Employee Savings Plan (No. 33-8643).

(b)	Forms S-8 and S-3, Anadarko Petroleum Corporation 1987 Stock Option Plan (No. 33-22134).

(c)	Forms S-8 and S-3, Anadarko Petroleum Corporation 1988 Stock Option Plan for Non-Employee Directors (No. 33-30384).

(d)	Form S-8, Anadarko Petroleum Corporation 1993 Stock Incentive Plan (No. 33-54485).

(e)	Form S-3, Anadarko Petroleum Corporation Dividend Reinvestment and Stock Purchase Plan (No. 333-65915 and No. 333-88147).

(f)	Form S-8, Anadarko Petroleum Corporation 1998 Director Stock Plan (333-78301).

(g)	Form S-8, Anadarko Petroleum Corporation 1999 Stock Incentive Plan (No. 333-78303).

(h)	Form S-3, Anadarko Petroleum Corporation Registration Statement for $1 billion of Debt Securities, Preferred Stock and Common Stock (No. 333-76127).

(i)	Form S-3, Anadarko Petroleum Corporation Registration Statement for $1 billion of Debt Securities, Preferred Stock and Common Stock (No. 333-55964).

(j)	Form S-8, Union Pacific Resources Group Inc. Employees' Thrift Plan (Amended and Restated) (No. 333-38108).

(k)	Form S-3, Anadarko Petroleum Corporation Registration Statement for Zero Yield Puttable Contingent Debt Securities and Common Stock Issuable Upon Conversion (No. 333-60496).

/s/ KPMG LLP
Houston, Texas
June 27, 2001